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                                 EXHIBIT 23.3
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                                EXHIBIT 23.3(A)


                         INDEPENDENT AUDITORS' CONSENT

THE BOARD OF DIRECTORS
MOHAWK INDUSTRIES, INC.:

WE CONSENT TO INCORPORATION BY REFERENCE IN THE REGISTRATION STATEMENT (NO. 33-87998) ON FORM S-8 OF MOHAWK INDUSTRIES, INC. OF OUR REPORT DATED MARCH 27, 1998, RELATING TO THE STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS OF THE MOHAWK CARPET CORPORATION RETIREMENT SAVINGS PLAN AS OF DECEMBER 31, 1997 AND 1996, AND THE RELATED STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS FOR THE YEAR ENDED DECEMBER 31, 1997 AND RELATED SUPPLEMENTAL SCHEDULES, WHICH REPORT APPEARS IN THE DECEMBER 31, 1997 ANNUAL REPORT ON FORM 10-K/A AMENDMENT NO. 1 OF MOHAWK INDUSTRIES, INC.



ATLANTA, GEORGIA
JUNE 19, 1998